UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2005
Commission File Number: 0-23605
CAVALRY BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	62-1721072

(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

111 West College Street, Murfreesboro, Tennessee 37130

(Address of Registrant’s principal executive offices)

(615) 893-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Ex-2.1 Agreement and Plan of Merger
Ex-99.1 Press Release

Item 1.01            Entry into a Material Definitive Agreement
     On October 3, 2005, Cavalry Bancorp, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Agreement”), dated as of September 30, 2005, with Pinnacle Financial Partners, Inc. (“Pinnacle”), a Tennessee corporation. Under the terms of the Agreement, the Company will be merged with and into Pinnacle, with Pinnacle as the surviving corporation, and the Company’s wholly-owned subsidiary Cavalry Banking will be merged with and into Pinnacle National Bank, a wholly-owned subsidiary of Pinnacle. Upon the consummation of the transactions contemplated by the Agreement, Company shareholders will be entitled to receive 0.95 shares of Pinnacle common stock for each share of common stock in the Company owned by such shareholders. Each option to purchase Company common stock will be converted into the right to purchase the number of shares of Pinnacle common stock equal to the product of (i) the number of shares of Company common stock issuable upon exercise of such option and (ii) 0.95 at a price equal to the exercise price per share of the Company common stock divided by 0.95.
     The closing of the merger is subject to the satisfaction of certain customary closing conditions, including, among others, receipt of approval by the Company’s and Pinnacle’s shareholders and applicable state and federal regulatory authorities and is expected to occur in the first quarter of 2006.
     The Agreement is attached hereto as an exhibit, and is incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
Additional Information and Where to Find It
In connection with the proposed merger, Pinnacle and the Company will file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”).
INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, THE COMPANY AND THE PROPOSED TRANSACTION.
Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Cavalry Bancorp, Inc., 114 West College Street, P.O. Box 188, Murfreesboro, TN 37133, Attention: Investor Relations (615) 849-2272.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer,

solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
The directors and executive officers of Pinnacle and the Company may be deemed to be participants in the solicitation of proxies with respect to the proposed merger. Information about Pinnacle’s directors and executive officers is contained in the proxy statement filed by Pinnacle with the SEC on March 14, 2005, which is available on Pinnacle’s web site (www.pnfp.com) and at the address provided above. Information about the Company’s directors and executive officers is contained in the proxy statement filed by the Company with the SEC on March 18, 2005, which is available at the Company’s website (www.cavb.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the SEC when they become available.
Item 9.01           Financial Statements and Exhibits
     (c) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 30, 2005, by and between Cavalry Bancorp, Inc. and Pinnacle Financial Partners, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be furnished to the Securities and Exchange Commission upon request.

99.1	Press Release issued by Cavalry Bancorp, Inc. and Pinnacle Financial Partners, Inc., dated October 3, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
CAVALRY BANCORP, INC.

DATE: October 3, 2005	By:	/s/ Ed. C. Loughry, Jr.
Ed C. Loughry, Jr.
Chairman of the Board of Directors and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of September 30, 2005, by and between Cavalry Bancorp, Inc. and Pinnacle Financial Partners, Inc. Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted, but will be furnished to the Securities and Exchange Commission upon request.

99.1	Press Release issued by Cavalry Bancorp, Inc. and Pinnacle Financial Partners, Inc., dated October 3, 2005